Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 3, 2021, except as to Note 1, which is as of April 12, 2021, with respect to the consolidated financial statements of KnowBe4, Inc., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Tampa, Florida
August 9, 2021